                                                               EXIHIBIT(d)(1)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                        INVESTMENT MANAGEMENT AGREEMENT

                                    BETWEEN

                         ING VP BALANCED PORTFOLIO, INC.

                                      AND

                             ING INVESTMENTS, LLC,

SERIES                                    ANNUAL INVESTMENT MANAGEMENT FEE
------                                    --------------------------------
                                        (as a percentage of daily net assets)
ING VP Balanced Portfolio, Inc.                        0.50%